EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Evolving Systems, Inc. on Forms S-8 (File No. 333-227667, File No. 333-222091, File No. 333-212538, File No. 333-205795, and File No. 333-191046) of our report dated April 4, 2019, with respect to the consolidated financial statements of Evolving Systems, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2018.

/s/ Friedman LLP
East Hanover, New Jersey
April 4, 2019